                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       Virginia Capital Bancshares, Inc.
                       ---------------------------------
  (Exact name of registrant as specified in its certificate of incorporation)



VIRGINIA                                                     (being applied for)
--------                                                     -------------------
(state of incorporation                                         (IRS Employer
or organization)                                             Identification No.)

400 George Street, Fredericksburg, Virginia                  22404
---------------------------------------------                -----
(Address of principal executive offices)                     (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X  ]
      Securities Act registration statement file number to which this form relates: No. 333-63309.

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.01 PER SHARE
                    --------------------------------------
                               (Title of class)

ITEM 1      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on September 11, 1998 as part of the Registrant's Registration Statement on Form S-1, No. 333-63309.

ITEM 2      EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Articles of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-63309, filed on September 11, 1998.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-63309, filed on September 11, 1998.

            (c)   Plan of Conversion

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-63309, filed on September 11, 1998.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-63309, filed on September 11, 1998.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              Virginia Capital Bancshares, Inc.
                              ---------------------------------
                                    (Registrant)


                              Date: November 4, 1998



                              By:   /s/ Samuel C. Harding, Jr.
                                    ---------------------------------
                                    Samuel C. Harding, Jr.
                                    President and Director